Exhibit 99.1

FOR IMMEDIATE RELEASE

January 23, 2020

Columbia Banking System Announces Fourth Quarter and Full Year 2019 Results,
and Quarterly and Special Cash Dividends

Highlights

•	Record full year 2019 net income of $194.5 million and diluted earnings per share of $2.68

•	Fourth Quarter net income of $46.1 million; diluted earnings per share of $0.64

•	Record full year loan production of $1.58 billion and fourth quarter loan production of $427.0 million

•	Nonperforming assets to period end assets ratio improved for the eighth consecutive quarter to 0.24%

•	Exceeded our five-year fund-raising milestone, raising more than $1.0 million for local communities through our annual Warm Hearts fund-raiser

•	Successfully completed leadership transition as planned

•	Regular and special cash dividends declared of $0.28 and $0.22 per share, respectively

TACOMA, Washington, January 23, 2020 -- Clint Stein, President and Chief Executive Officer of Columbia Banking System, Inc. and Columbia Bank (NASDAQ: COLB) (“Columbia”), said today upon the release of Columbia’s fourth quarter 2019 earnings, “I want to thank the entire team for a remarkable year in which we had record net income, despite the three rate cuts that occurred during the year. We also had record loan production in addition to progressing on a number of strategic initiatives. It is a testament to our bench strength and our succession planning process that we were able to have these results while going through a leadership transition during the fourth quarter.”

Balance Sheet
Total assets at December 31, 2019 were $14.08 billion, an increase of $321.8 million from the linked quarter. Loans were $8.74 billion, down $12.9 million from September 30, 2019 as a result of loan originations of $427.0 million offset by a decrease in seasonal line utilization and payments. Securities available for sale were $3.75 billion at December 31, 2019, an increase of $378.6 million from $3.37 billion at September 30, 2019. Total deposits at December 31, 2019 were $10.68 billion, a decrease of $171.0 million from September 30, 2019 principally due to a decrease of $328.6 million in public funds, excluding certificates of deposit. Deposit mix remained fairly consistent from September 30, 2019 with 50% noninterest-bearing and 50% interest-bearing. The average cost of total deposits for the quarter was 21 basis points, a decrease of 5 basis points from the third quarter of 2019. For additional information regarding this calculation, see the “Net Interest Margin” section.
Chris Merrywell, Columbia’s Executive Vice President and Chief Operating Officer, stated, “We were able to achieve record loan production for both the fourth quarter and the full year while maintaining our credit disciplines thanks to our talented bankers. Over the past year, we have relied on our strong performers as well as have invested in new teams that have hit the ground running and contributed to a very successful year.”
Income Statement
Net Interest Income
Net interest income for the fourth quarter of 2019 was $124.8 million, an increase of $2.4 million and $929 thousand from the linked quarter and the prior year period, respectively. The increase from the linked quarter was primarily due to higher interest income on securities as a result of higher average balances combined with lower premium amortization on securities as well as lower interest expense on deposits and borrowings resulting from a lower rate environment. These benefits to net interest income were partially offset by lower interest income from loans principally due to the lower rate environment. Net interest income compared to the prior year period increased as a result of interest income from the higher average balances of securities partially offset by higher interest expense due to the higher average balances of interest-bearing public funds, excluding certificates of deposit, and FHLB advances. For additional information regarding net interest income, see the “Net Interest Margin” section and the “Average Balances and Rates” tables.

Noninterest Income
Noninterest income was $21.8 million for the fourth quarter of 2019, a decrease of $6.2 million from the linked quarter and an increase of $1.4 million from the fourth quarter of 2018. The linked quarter decrease was principally due to a $5.9 million gain from the sale-leaseback of owned real estate during the third quarter of 2019. The increase from the prior year period was primarily due to higher loan revenue.
Noninterest Expense
Total noninterest expense for the fourth quarter of 2019 was $87.0 million, relatively unchanged from the linked quarter and the prior year period.
Net Interest Margin
Beginning January 2019, our net interest margin was calculated using the actual number of days on an actual/actual basis. This change was done to provide more meaningful trend information for our net interest margin regardless of the number of days in the period. Prior periods, which were previously reported on a 30/360 basis, have been restated to conform to the current basis.
Columbia’s net interest margin (tax equivalent) for the fourth quarter of 2019 was 4.11%, a decrease of 3 basis points and 25 basis points from the linked quarter and prior year period, respectively. The decrease in the net interest margin (tax equivalent) compared to the linked quarter was driven by lower rates on the loan portfolio partially offset by lower premium amortization on taxable securities. The decrease was also partially offset by lower rates on deposits and FHLB advances. Compared to the prior year period, the decreased net interest margin (tax equivalent) was driven by lower rates on loans and higher rates on deposits partially offset by lower rates on FHLB advances.
Columbia’s operating net interest margin (tax equivalent)(2) was 4.09% for the fourth quarter of 2019, which decreased 3 and 25 basis points compared to the linked quarter and the prior year period, respectively. The decreases in the operating net interest margin for the fourth quarter of 2019 compared to the linked quarter and the prior year quarter were due to the items noted in the preceding paragraph.

The following table shows the impact to interest income resulting from income accretion on acquired loan portfolios as well as the net interest margin and operating net interest margin:

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2019	2019	2019	2019	2018	2019	2018
	(dollars in thousands)
Incremental accretion income due to:
Purchased credit impaired loans	$304	$113	$579	$288	$395	$1,284	$1,635
Other acquired loans	2,012	1,959	2,084	1,747	2,218	7,802	10,921
Incremental accretion income	$2,316	$2,072	$2,663	$2,035	$2,613	$9,086	$12,556

Net interest margin (tax equivalent) (1)	4.11%	4.14%	4.40%	4.32%	4.36%	4.24%	4.33%
Operating net interest margin (tax equivalent) (1)(2)	4.09%	4.12%	4.38%	4.33%	4.34%	4.23%	4.30%
__________
(1) Beginning January 2019, net interest margin (tax equivalent) and operating net interest margin (tax equivalent) were calculated using the actual number of days on an actual/actual basis. This change was done to provide more meaningful trend information for our net interest margin regardless of the number of days in the period. Prior periods, which were previously reported on a 30/360 basis, have been restated to conform to the current basis.
(2) Operating net interest margin (tax equivalent) is a non-GAAP financial measure. See the section titled “Non-GAAP Financial Measures” in this earnings release for the reconciliation of operating net interest margin (tax equivalent) to net interest margin.

Asset Quality
At December 31, 2019, nonperforming assets to total assets were 0.24% compared to 0.27% at September 30, 2019. Total nonperforming assets decreased $4.0 million from the linked quarter due to a decrease in both nonaccrual loans and OREO.
Andy McDonald, Columbia’s Executive Vice President and Chief Credit Officer, commented, “We continue to be pleased with our loan portfolio trends. Credit costs continue to be low and reflect the strong performance which we enjoyed in the fourth quarter and for the full year. Net charge-offs were approximately 1 basis point for the quarter and 3 basis points for the full year. These results, combined with stable credit metrics relative to problem loans and impaired assets, drove provisioning to very modest levels in 2019. From a credit perspective, it was a great year thanks to the diligent efforts of our bankers and work by our special asset teams.”

The following table sets forth information regarding nonaccrual loans and total nonperforming assets:

	December 31, 2019	September 30, 2019	December 31, 2018
	(in thousands)
Nonaccrual loans:
Commercial business	$26,974	$24,408	$35,513
Real estate:
One-to-four family residential	591	574	1,158
Commercial and multifamily residential	3,477	10,083	14,904
Total real estate	4,068	10,657	16,062
Real estate construction:
One-to-four family residential	—	—	318
Consumer	2,018	1,956	2,949
Total nonaccrual loans	33,060	37,021	54,842
OREO and other personal property owned	552	625	6,049
Total nonperforming assets	$33,612	$37,646	$60,891

The following table provides an analysis of the Company’s allowance for loan and lease losses:

	Three Months Ended			Twelve Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
	(in thousands)
Beginning balance, loans excluding PCI loans	$79,602	$77,248	$79,770	$79,758	$68,739
Beginning balance, PCI loans	3,058	3,269	4,017	3,611	6,907
Beginning balance	82,660	80,517	83,787	83,369	75,646
Charge-offs:
Commercial business	(2,592)	(2,365)	(2,861)	(10,324)	(11,719)
One-to-four family residential real estate	—	—	—	(2)	—
Commercial and multifamily residential real estate	—	—	(557)	—	(780)
One-to-four family residential real estate construction	—	—	—	(170)	—
Consumer	(283)	(285)	(421)	(1,400)	(1,194)
Purchased credit impaired	(693)	(722)	(1,076)	(3,319)	(4,862)
Total charge-offs	(3,568)	(3,372)	(4,915)	(15,215)	(18,555)
Recoveries:
Commercial business	1,720	358	535	3,105	3,427
One-to-four family residential real estate	140	65	19	242	408
Commercial and multifamily residential real estate	362	184	19	610	1,031
One-to-four family residential real estate construction	262	2,471	1,000	3,454	1,616
Commercial and multifamily residential real estate construction	—	—	—	1	—
Consumer	188	326	384	930	1,180
Purchased credit impaired	590	1,812	751	3,979	3,847
Total recoveries	3,262	5,216	2,708	12,321	11,509
Net (charge-offs) recoveries	(306)	1,844	(2,207)	(2,894)	(7,046)
Provision for loan and lease losses, excluding PCI loans	1,725	1,600	1,870	4,920	17,050
Recapture of loan and lease losses, PCI loans	(111)	(1,301)	(81)	(1,427)	(2,281)
Provision for loan and lease losses	1,614	299	1,789	3,493	14,769
Ending balance, loans excluding PCI loans	81,124	79,602	79,758	81,124	79,758
Ending balance, PCI loans	2,844	3,058	3,611	2,844	3,611
Ending balance	$83,968	$82,660	$83,369	$83,968	$83,369
The allowance for loan and lease losses to period end loans was 0.96% at December 31, 2019 compared to 0.94% at September 30, 2019. For the fourth quarter of 2019, Columbia recorded a net provision for loan and lease losses of $1.6 million compared to a net provision of $299 thousand for the linked quarter and a net provision of $1.8 million for the comparable quarter last year. The net provision for loan and lease losses recorded during the fourth quarter of 2019 consisted of $1.7 million of provision expense for loans, excluding PCI loans, and a provision recapture of $111 thousand for PCI loans.

Organizational Update
The close of 2019 also brought about a change to our leadership team as Clint Stein assumed the role of CEO and other leadership changes were announced. Mr. Stein stated, “The leadership transition went seamlessly as a result of our succession planning process that has been in the works for years. I look forward to working with this very talented group of professionals as we execute on our long-term strategic vision.”
During the year ended December 31, 2019, the Bank received the following accolades:

•	Received the Community Commitment Award from the American Bankers Association Foundation;

•	Received the IDEA Award for Outstanding Leader of the Year from South Sound Business Magazine;

•	Our Portland Office was named Top SBA Lender by the Small Business Association;

•	Our Seattle Office was named as one of the Top Three SBA Lenders by the Small Business Association;

•	Columbia board members Michelle Lantow, Mae Fujita Numata, Elizabeth Seaton and Janine Terrano were added to the annual list of Most Influential Corporate Directors by WomenInc. Magazine;

•	Hadley Robbins was named to the inaugural Power 100 list of the most influential leaders in the region by the Puget Sound Business Journal;

•	Selected as one of the Top Corporate Philanthropists for 2019 by the Portland Business Journal;

•	Received an Extraordinary Banking Award for 2019 by the Institute of Extraordinary Banking;

•	Named to the list of Top Workplaces in 2018 by Portland’s Oregonian;

•	Honored as one of Oregon’s Most Admired Companies in 2018 by the Portland Business Journal;

•	For the 13th consecutive year, named as one of Washington’s Best Workplaces by the Puget Sound Business Journal;

•	Winner of the 2018 Corporate Citizenship Award for midsize companies in Washington state from the Puget Sound Business Journal;

•	Selected as Best Bank and Best Large Business in The Best of South Sound reader’s choice poll for 2019 by South Sound Magazine;

•	Received the Corporate Award of the Year for work with Small Business Association Loans to minority owned businesses from the Oregon Association of Minority Entrepreneurs;

•	Selected as one of the Best Banks in the Best of The Mid-Valley, in the annual reader’s poll by the Salem Statesman Journal;

•	Columbia’s Board of Directors awarded the Governance Award for their service to the Bank and the community by Seattle Business Magazine;

•	Recognized as one of the Best Places to Work in Idaho by Populus Marketing Research;

•	Awarded the 2018 National Association of Secretaries of State Medallion for outstanding work to improve lives in Washington communities from The State of Washington Secretary of State’s Office; and

•	Selected as one of America’s Best Banks of 2019 among the nation’s 100 largest publicly traded banks and thrifts by Forbes.

Cash Dividend Announcement
Columbia will pay a regular cash dividend of $0.28 per common share and a special cash dividend of $0.22 per common share on February 19, 2020 to shareholders of record as of the close of business on February 5, 2020.
Conference Call Information
Columbia’s management will discuss the fourth quarter 2019 financial results on a conference call scheduled for Thursday, January 23, 2020 at 10:00 a.m. Pacific Time (1:00 p.m. ET). Interested parties may join the live-streamed event by using the site:
https://engage.vevent.com/rt/columbiabankingsysteminc~01232020
The conference call can also be accessed on Thursday, January 23, 2020 at 10:00 a.m. Pacific Time (1:00 p.m. ET) by calling 888-286-8956; Conference ID: 6169965.
A replay of the call can be accessed beginning Friday, January 24, 2020 using the site:
https://engage.vevent.com/rt/columbiabankingsysteminc~01232020
About Columbia
Headquartered in Tacoma, Washington, Columbia Banking System, Inc. is the holding company of Columbia Bank, a Washington state-chartered full-service commercial bank with locations throughout Washington, Oregon and Idaho. For the 13th consecutive year, the bank was named in 2019 as one of Puget Sound Business Journal's “Washington’s Best Workplaces.” For the 8th consecutive year, Columbia was included in the 2019 Forbes America’s Best Banks list.
More information about Columbia can be found on its website at www.columbiabank.com.

Note Regarding Forward-Looking Statements
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, descriptions of Columbia’s management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, continued success of Columbia’s style of banking and the strength of the local economy. The words “will,” “believe,” “expect,” “intend,” “should,” and “anticipate” or the negative of these words or words of similar construction are intended in part to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risks and uncertainties, many of which are outside our control, that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in Columbia’s filings with the Securities and Exchange Commission, available at the SEC’s website at www.sec.gov and the Company’s website at www.columbiabank.com, include the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q (as applicable), factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (1) local, national and international economic conditions may be less favorable than expected or have a more direct and pronounced effect on Columbia than expected and adversely affect Columbia’s ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates could significantly reduce net interest income and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new branches may be lower than expected; (4) costs or difficulties related to the integration of acquisitions may be greater than expected; (5) competitive pressure among financial institutions may increase significantly; (6) failure to maintain effective internal control over financial reporting or disclosure controls and procedures may adversely affect our business; (7) reliance on and cost of technology may increase; and (8) legislation or regulatory requirements or changes may adversely affect the businesses in which Columbia is engaged. We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws. The factors noted above and the risks and uncertainties described in our SEC filings should be considered when reading any forward-looking statements in this release.

Contacts:	Clint Stein,
President and
Chief Executive Officer

Greg Sigrist,
Executive Vice President and
Chief Financial Officer

Investor Relations
InvestorRelations@columbiabank.com
253-305-1921

CONSOLIDATED BALANCE SHEETS
Columbia Banking System, Inc.
Unaudited				December 31,	September 30,	December 31,
				2019	2019	2018
				(in thousands)
ASSETS
Cash and due from banks				$223,541	$278,461	$260,180
Interest-earning deposits with banks				24,132	20,144	17,407
Total cash and cash equivalents				247,673	298,605	277,587
Debt securities available for sale at fair value				3,746,142	3,367,572	3,167,448
Federal Home Loan Bank (“FHLB”) stock at cost				48,120	29,680	25,960
Loans held for sale				17,718	15,036	3,849
Loans, net of unearned income				8,743,465	8,756,355	8,391,511
Less: allowance for loan and lease losses				83,968	82,660	83,369
Loans, net				8,659,497	8,673,695	8,308,142
Interest receivable				46,839	48,503	45,323
Premises and equipment, net				165,408	165,431	168,788
Other real estate owned				552	625	6,019
Goodwill				765,842	765,842	765,842
Other intangible assets, net				35,458	37,908	45,937
Other assets				346,275	354,863	280,250
Total assets				$14,079,524	$13,757,760	$13,095,145
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing				$5,328,146	$5,320,435	$5,227,216
Interest-bearing				5,356,562	5,535,281	5,230,910
Total deposits				10,684,708	10,855,716	10,458,126
FHLB advances				953,469	492,482	399,523
Securities sold under agreements to repurchase				64,437	24,489	61,094
Subordinated debentures				35,277	35,323	35,462
Other liabilities				181,671	188,173	107,291
Total liabilities				11,919,562	11,596,183	11,061,496
Commitments and contingent liabilities
	December 31,	September 30,	December 31,
	2019	2019	2018
	(in thousands)
Preferred stock (no par value)
Authorized shares	2,000	2,000	2,000
Common stock (no par value)
Authorized shares	115,000	115,000	115,000
Issued	73,577	73,588	73,249	1,650,753	1,648,335	1,642,246
Outstanding	72,124	72,288	73,249
Retained earnings				519,676	493,738	426,708
Accumulated other comprehensive income (loss)				40,367	64,884	(35,305)
Treasury stock at cost	1,453	1,300	—	(50,834)	(45,380)	—
Total shareholders’ equity				2,159,962	2,161,577	2,033,649
Total liabilities and shareholders’ equity				$14,079,524	$13,757,760	$13,095,145

CONSOLIDATED STATEMENTS OF INCOME
Columbia Banking System, Inc.	Three Months Ended			Twelve Months Ended
Unaudited	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Interest Income	(in thousands except per share amounts)
Loans	$110,384	$112,656	$110,010	$448,041	$428,197
Taxable securities	20,074	16,457	16,684	69,864	55,969
Tax-exempt securities	2,498	2,556	3,005	10,735	12,201
Deposits in banks	153	864	102	1,312	702
Total interest income	133,109	132,533	129,801	529,952	497,069
Interest Expense
Deposits	5,809	6,863	3,831	22,146	12,105
FHLB advances	1,899	2,569	1,399	11,861	3,750
Subordinated debentures	467	468	467	1,871	1,871
Other borrowings	117	183	216	669	504
Total interest expense	8,292	10,083	5,913	36,547	18,230
Net Interest Income	124,817	122,450	123,888	493,405	478,839
Provision for loan and lease losses	1,614	299	1,789	3,493	14,769
Net interest income after provision for loan and lease losses	123,203	122,151	122,099	489,912	464,070
Noninterest Income
Deposit account and treasury management fees	8,665	9,015	9,383	35,695	36,072
Card revenue	3,767	4,006	3,576	15,198	19,719
Financial services and trust revenue	3,191	3,226	3,211	12,799	12,135
Loan revenue	3,625	3,855	2,344	13,465	11,866
Bank owned life insurance	1,650	1,528	1,467	6,294	6,007
Investment securities gains (losses), net	—	—	(16)	2,132	(89)
Other	909	6,400	437	11,598	2,546
Total noninterest income	21,807	28,030	20,402	97,181	88,256
Noninterest Expense
Compensation and employee benefits	54,308	54,459	51,261	212,867	200,199
Occupancy	9,010	8,645	8,858	35,176	36,576
Data processing	4,792	5,102	5,278	19,164	20,235
Legal and professional fees	4,835	5,683	5,941	21,645	18,044
Amortization of intangibles	2,450	2,632	2,890	10,479	12,236
Business and Occupation ("B&O") taxes (1)	1,234	1,325	1,410	5,846	5,664
Advertising and promotion	1,329	1,752	1,061	4,925	5,584
Regulatory premiums	18	(38)	932	1,920	3,710
Net cost (benefit) of operation of other real estate owned	(10)	(90)	(26)	(692)	1,218
Other (1)	9,012	7,606	9,414	34,152	37,024
Total noninterest expense	86,978	87,076	87,019	345,482	340,490
Income before income taxes	58,032	63,105	55,482	241,611	211,836
Provision for income taxes	11,903	12,378	10,734	47,160	38,954
Net Income	$46,129	$50,727	$44,748	$194,451	$172,882
Earnings per common share
Basic	$0.64	$0.70	$0.61	$2.68	$2.36
Diluted	$0.64	$0.70	$0.61	$2.68	$2.36
Dividends declared per common share - regular	$0.28	$0.28	$0.26	$1.12	$1.00
Dividends declared per common share - special	—	—	0.14	0.28	0.14
Dividends declared per common share - total	$0.28	$0.28	$0.40	$1.40	$1.14
Weighted average number of common shares outstanding	71,238	71,803	72,434	71,999	72,385
Weighted average number of diluted common shares outstanding	71,310	71,803	72,438	72,032	72,390
__________
(1) Beginning the first quarter of 2019, B&O taxes were reported separately from other taxes, licenses and fees, which are now reported under “other noninterest expense.” Prior periods have been reclassified to conform to current period presentation.

FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended			Twelve Months Ended
Unaudited	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Earnings	(dollars in thousands except per share amounts)
Net interest income	$124,817	$122,450	$123,888	$493,405	$478,839
Provision for loan and lease losses	$1,614	$299	$1,789	$3,493	$14,769
Noninterest income	$21,807	$28,030	$20,402	$97,181	$88,256
Noninterest expense	$86,978	$87,076	$87,019	$345,482	$340,490
Acquisition-related expense (included in noninterest expense)	$—	$—	$493	$—	$8,661
Net income	$46,129	$50,727	$44,748	$194,451	$172,882
Per Common Share
Earnings (basic)	$0.64	$0.70	$0.61	$2.68	$2.36
Earnings (diluted)	$0.64	$0.70	$0.61	$2.68	$2.36
Book value	$29.95	$29.90	$27.76	$29.95	$27.76
Tangible book value per common share (1)	$18.84	$18.78	$16.68	$18.84	$16.68
Averages
Total assets	$13,750,840	$13,459,774	$12,957,754	$13,341,024	$12,725,086
Interest-earning assets	$12,231,779	$11,941,578	$11,458,470	$11,837,633	$11,241,321
Loans	$8,742,246	$8,694,592	$8,441,354	$8,612,478	$8,409,373
Securities, including equity securities and FHLB stock	$3,453,554	$3,102,213	$2,998,638	$3,167,112	$2,790,700
Deposits	$10,959,434	$10,668,767	$10,560,280	$10,523,687	$10,410,404
Interest-bearing deposits	$5,610,850	$5,517,171	$5,298,590	$5,383,746	$5,367,602
Interest-bearing liabilities	$6,058,319	$5,989,042	$5,599,646	$5,923,818	$5,614,827
Noninterest-bearing deposits	$5,348,584	$5,151,596	$5,261,690	$5,139,941	$5,042,802
Shareholders’ equity	$2,170,879	$2,152,916	$1,988,981	$2,116,642	$1,969,179
Financial Ratios
Return on average assets	1.34%	1.51%	1.38%	1.46%	1.36%
Return on average common equity	8.50%	9.42%	9.00%	9.19%	8.78%
Return on average tangible common equity (1)	14.05%	15.67%	16.00%	15.47%	15.85%
Average equity to average assets	15.79%	16.00%	15.35%	15.87%	15.47%
Shareholders equity to total assets	15.34%	15.71%	15.53%	15.34%	15.53%
Tangible common shareholders’ equity to tangible assets (1)	10.23%	10.48%	9.95%	10.23%	9.95%
Net interest margin (tax equivalent) (2)	4.11%	4.14%	4.36%	4.24%	4.33%
Efficiency ratio (tax equivalent) (3)	58.34%	56.91%	59.31%	57.52%	59.06%
Operating efficiency ratio (tax equivalent) (1)	58.07%	58.65%	58.10%	57.64%	56.63%
Noninterest expense ratio	2.53%	2.59%	2.69%	2.59%	2.68%
Core noninterest expense ratio (1)	2.53%	2.59%	2.67%	2.59%	2.61%
	December 31,	September 30,	December 31,
Period end	2019	2019	2018
Total assets	$14,079,524	$13,757,760	$13,095,145
Loans, net of unearned income	$8,743,465	$8,756,355	$8,391,511
Allowance for loan and lease losses	$83,968	$82,660	$83,369
Securities, including equity securities and FHLB stock	$3,794,262	$3,397,252	$3,193,408
Deposits	$10,684,708	$10,855,716	$10,458,126
Shareholders’ equity	$2,159,962	$2,161,577	$2,033,649
Nonperforming assets
Nonaccrual loans	$33,060	$37,021	$54,842
Other real estate owned (“OREO”) and other personal property owned (“OPPO”)	552	625	6,049
Total nonperforming assets	$33,612	$37,646	$60,891
Nonperforming loans to period-end loans	0.38%	0.42%	0.65%
Nonperforming assets to period-end assets	0.24%	0.27%	0.46%
Allowance for loan and lease losses to period-end loans	0.96%	0.94%	0.99%
Net loan charge-offs (recoveries) (for the three months ended)	$306	$(1,844)	$2,207
__________
(1) This is a non-GAAP measure. See section titled "Non-GAAP Financial Measures" on the last three pages of this earnings release for a reconciliation to the most comparable GAAP measure.
(2) Beginning January 2019, net interest margin was calculated using the actual number of days and on an actual/actual basis. This change was done to provide more meaningful trend information for our net interest margin regardless of the number of days in the period. Prior periods, which were previously reported on a 30/360 basis, have been restated to conform to the current basis.
(3) Noninterest expense divided by the sum of net interest income on a tax equivalent basis and noninterest income on a tax equivalent basis.

QUARTERLY FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended
Unaudited	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
Earnings	(dollars in thousands except per share amounts)
Net interest income	$124,817	$122,450	$125,116	$121,022	$123,888
Provision for loan and lease losses	$1,614	$299	$218	$1,362	$1,789
Noninterest income	$21,807	$28,030	$25,648	$21,696	$20,402
Noninterest expense	$86,978	$87,076	$86,728	$84,700	$87,019
Acquisition-related expense (included in noninterest expense)	$—	$—	$—	$—	$493
Net income	$46,129	$50,727	$51,724	$45,871	$44,748
Per Common Share
Earnings (basic)	$0.64	$0.70	$0.71	$0.63	$0.61
Earnings (diluted)	$0.64	$0.70	$0.71	$0.63	$0.61
Book value	$29.95	$29.90	$29.26	$28.39	$27.76
Averages
Total assets	$13,750,840	$13,459,774	$13,096,413	$13,048,041	$12,957,754
Interest-earning assets	$12,231,779	$11,941,578	$11,606,727	$11,561,627	$11,458,470
Loans	$8,742,246	$8,694,592	$8,601,819	$8,406,664	$8,441,354
Securities, including equity securities and FHLB stock	$3,453,554	$3,102,213	$2,969,749	$3,140,201	$2,998,638
Deposits	$10,959,434	$10,668,767	$10,186,371	$10,271,016	$10,560,280
Interest-bearing deposits	$5,610,850	$5,517,171	$5,174,875	$5,226,396	$5,298,590
Interest-bearing liabilities	$6,058,319	$5,989,042	$5,841,425	$5,802,965	$5,599,646
Noninterest-bearing deposits	$5,348,584	$5,151,596	$5,011,496	$5,044,620	$5,261,690
Shareholders’ equity	$2,170,879	$2,152,916	$2,096,157	$2,044,832	$1,988,981
Financial Ratios
Return on average assets	1.34%	1.51%	1.58%	1.41%	1.38%
Return on average common equity	8.50%	9.42%	9.87%	8.97%	9.00%
Average equity to average assets	15.79%	16.00%	16.01%	15.67%	15.35%
Shareholders’ equity to total assets	15.34%	15.71%	16.30%	15.99%	15.53%
Net interest margin (tax equivalent) (1)	4.11%	4.14%	4.40%	4.32%	4.36%
Period end
Total assets	$14,079,524	$13,757,760	$13,090,808	$13,064,436	$13,095,145
Loans, net of unearned income	$8,743,465	$8,756,355	$8,646,990	$8,520,798	$8,391,511
Allowance for loan and lease losses	$83,968	$82,660	$80,517	$83,274	$83,369
Securities, including equity securities and FHLB stock	$3,794,262	$3,397,252	$2,894,218	$3,052,870	$3,193,408
Deposits	$10,684,708	$10,855,716	$10,211,599	$10,369,009	$10,458,126
Shareholders’ equity	$2,159,962	$2,161,577	$2,133,638	$2,088,620	$2,033,649
Goodwill	$765,842	$765,842	$765,842	$765,842	$765,842
Other intangible assets, net	$35,458	$37,908	$40,540	$43,189	$45,937
Nonperforming assets
Nonaccrual loans	$33,060	$37,021	$39,038	$52,615	$54,842
OREO and OPPO	552	625	1,118	6,075	6,049
Total nonperforming assets	$33,612	$37,646	$40,156	$58,690	$60,891
Nonperforming loans to period-end loans	0.38%	0.42%	0.45%	0.62%	0.65%
Nonperforming assets to period-end assets	0.24%	0.27%	0.31%	0.45%	0.46%
Allowance for loan and lease losses to period-end loans	0.96%	0.94%	0.93%	0.98%	0.99%
Net loan charge-offs (recoveries)	$306	$(1,844)	$2,975	$1,457	$2,207
__________
(1) Beginning January 2019, net interest margin was calculated using the actual number of days and on an actual/actual basis. This change was done to provide more meaningful trend information for our net interest margin regardless of the number of days in the period. Prior periods, which were previously reported on a 30/360 basis, have been restated to conform to the current basis.

LOAN PORTFOLIO COMPOSITION
Columbia Banking System, Inc.
Unaudited	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
Loan Portfolio Composition - Dollars	(dollars in thousands)
Commercial business	$3,602,597	$3,707,314	$3,644,051	$3,509,472	$3,438,422
Real estate:
One-to-four family residential	265,144	273,079	279,091	282,673	238,367
Commercial and multifamily residential	4,183,961	3,975,647	3,913,546	3,917,833	3,846,027
Total real estate	4,449,105	4,248,726	4,192,637	4,200,506	4,084,394
Real estate construction:
One-to-four family residential	192,762	195,198	201,783	207,900	217,790
Commercial and multifamily residential	163,103	261,786	255,452	240,458	284,394
Total real estate construction	355,865	456,984	457,235	448,358	502,184
Consumer	292,697	297,009	305,752	312,886	318,945
Purchased credit impaired	77,516	81,777	84,730	88,257	89,760
Subtotal loans	8,777,780	8,791,810	8,684,405	8,559,479	8,433,705
Less: Net unearned income	(34,315)	(35,455)	(37,415)	(38,681)	(42,194)
Loans, net of unearned income	8,743,465	8,756,355	8,646,990	8,520,798	8,391,511
Less: Allowance for loan and lease losses	(83,968)	(82,660)	(80,517)	(83,274)	(83,369)
Total loans, net	8,659,497	8,673,695	8,566,473	8,437,524	8,308,142
Loans held for sale	$17,718	$15,036	$12,189	$4,017	$3,849

	December 31,	September 30,	June 30,	March 31,	December 31,
Loan Portfolio Composition - Percentages	2019	2019	2019	2019	2018
Commercial business	41.2%	42.3%	42.1%	41.2%	41.0%
Real estate:
One-to-four family residential	3.0%	3.1%	3.2%	3.3%	2.8%
Commercial and multifamily residential	47.9%	45.5%	45.3%	46.1%	45.8%
Total real estate	50.9%	48.6%	48.5%	49.4%	48.6%
Real estate construction:
One-to-four family residential	2.2%	2.2%	2.3%	2.4%	2.6%
Commercial and multifamily residential	1.9%	3.0%	3.0%	2.8%	3.4%
Total real estate construction	4.1%	5.2%	5.3%	5.2%	6.0%
Consumer	3.3%	3.4%	3.5%	3.7%	3.8%
Purchased credit impaired	0.9%	0.9%	1.0%	1.0%	1.1%
Subtotal loans	100.4%	100.4%	100.4%	100.5%	100.5%
Less: Net unearned income	(0.4)%	(0.4)%	(0.4)%	(0.5)%	(0.5)%
Loans, net of unearned income	100.0%	100.0%	100.0%	100.0%	100.0%

DEPOSIT COMPOSITION
Columbia Banking System, Inc.
Unaudited
	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
Deposit Composition - Dollars	(dollars in thousands)
Demand and other noninterest-bearing	$5,328,146	$5,320,435	$5,082,219	$5,106,568	$5,227,216
Money market (1)	2,322,644	2,295,229	2,240,522	2,311,937	2,294,125
Interest-bearing demand (1)	1,150,437	1,059,502	1,058,545	1,078,849	1,084,863
Savings (1)	882,050	892,438	887,172	896,458	889,849
Interest-bearing public funds, other than certificates of deposit (1)	301,203	629,797	270,398	269,156	233,938
Certificates of deposit, less than $250,000	218,764	223,249	228,920	236,014	243,849
Certificates of deposit, $250,000 or more	151,995	107,506	105,782	101,965	89,473
Certificates of deposit insured by CDARS®	17,065	17,252	16,559	22,890	23,580
Brokered certificates of deposit	12,259	18,852	40,502	51,375	57,930
Reciprocal money market accounts	300,158	291,542	281,247	294,096	313,692
Subtotal	10,684,721	10,855,802	10,211,866	10,369,308	10,458,515
Valuation adjustment resulting from acquisition accounting	(13)	(86)	(267)	(299)	(389)
Total deposits	$10,684,708	$10,855,716	$10,211,599	$10,369,009	$10,458,126

	December 31,	September 30,	June 30,	March 31,	December 31,
Deposit Composition - Percentages	2019	2019	2019	2019	2018
Demand and other noninterest-bearing	49.9%	49.0%	49.8%	49.2%	50.0%
Money market (1)	21.7%	21.1%	21.9%	22.3%	21.9%
Interest-bearing demand (1)	10.8%	9.8%	10.4%	10.4%	10.4%
Savings (1)	8.3%	8.2%	8.7%	8.6%	8.5%
Interest-bearing public funds, other than certificates of deposit (1)	2.8%	5.8%	2.7%	2.6%	2.2%
Certificates of deposit, less than $250,000	2.0%	2.1%	2.2%	2.3%	2.3%
Certificates of deposit, $250,000 or more	1.4%	1.0%	1.0%	1.0%	0.9%
Certificates of deposit insured by CDARS®	0.2%	0.2%	0.2%	0.2%	0.2%
Brokered certificates of deposit	0.1%	0.2%	0.4%	0.5%	0.6%
Reciprocal money market accounts	2.8%	2.6%	2.7%	2.9%	3.0%
Total	100.0%	100.0%	100.0%	100.0%	100.0%
__________
(1) Beginning July 2019, interest-bearing public funds, other than certificates of deposit, are presented separately in this table. Prior period amounts have been reclassified to conform to current period presentation.

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	December 31, 2019			December 31, 2018
	Average Balances	Interest Earned / Paid	Average Rate (3)	Average Balances	Interest Earned / Paid	Average Rate (3)
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$8,742,246	$111,754	5.07%	$8,441,354	$111,239	5.23%
Taxable securities	3,011,521	20,074	2.64%	2,493,683	16,684	2.65%
Tax exempt securities (2)	442,033	3,163	2.84%	504,955	3,805	2.99%
Interest-earning deposits with banks	35,979	153	1.69%	18,478	102	2.19%
Total interest-earning assets	12,231,779	135,144	4.38%	11,458,470	131,830	4.56%
Other earning assets	231,456			230,601
Noninterest-earning assets	1,287,605			1,268,683
Total assets	$13,750,840			$12,957,754
LIABILITIES AND SHAREHOLDERS’ EQUITY
Money market accounts (4)	2,649,404	2,277	0.34%	2,669,217	2,191	0.33%
Interest-bearing demand (4)	1,065,531	446	0.17%	1,065,883	383	0.14%
Savings accounts (4)	888,895	47	0.02%	897,260	36	0.02%
Interest-bearing public funds, other than certificates of deposit (4)	616,938	2,413	1.55%	238,638	634	1.05%
Certificates of deposit	390,082	626	0.64%	427,592	587	0.54%
Total interest-bearing deposits	5,610,850	5,809	0.41%	5,298,590	3,831	0.29%
FHLB advances	379,975	1,899	1.98%	215,606	1,399	2.57%
Subordinated debentures	35,299	467	5.25%	35,484	467	5.22%
Other borrowings and interest-bearing liabilities	32,195	117	1.44%	49,966	216	1.72%
Total interest-bearing liabilities	6,058,319	8,292	0.54%	5,599,646	5,913	0.42%
Noninterest-bearing deposits	5,348,584			5,261,690
Other noninterest-bearing liabilities	173,058			107,437
Shareholders’ equity	2,170,879			1,988,981
Total liabilities & shareholders’ equity	$13,750,840			$12,957,754
Net interest income (tax equivalent)		$126,852			$125,917
Net interest margin (tax equivalent)			4.11%			4.36%
__________

(1)
Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $2.1 million and $2.5 million for the three months ended December 31, 2019 and 2018, respectively. The incremental accretion income on acquired loans was $2.3 million and $2.6 million for the three months ended December 31, 2019 and 2018, respectively.

(2)
Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $1.4 million and $1.2 million for the three months ended December 31, 2019 and 2018, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $665 thousand and $800 thousand for the three months ended December 31, 2019 and 2018, respectively.

(3)
Beginning January 2019, average rates were calculated using the actual number of days and on an actual/actual basis. This change was done to provide more meaningful trend information for our net interest margin regardless of the number of days in the period. Prior periods, which were previously reported on a 30/360 basis, have been restated to conform to the current basis.

(4)
Beginning July 2019, interest-bearing public funds, other than certificates of deposit, are presented separately in this table. Prior period amounts have been reclassified to conform to current period presentation.

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	December 31, 2019			September 30, 2019
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$8,742,246	$111,754	5.07%	$8,694,592	$114,099	5.21%
Taxable securities	3,011,521	20,074	2.64%	2,654,490	16,457	2.46%
Tax exempt securities (2)	442,033	3,163	2.84%	447,723	3,235	2.87%
Interest-earning deposits with banks	35,979	153	1.69%	144,773	864	2.37%
Total interest-earning assets	12,231,779	135,144	4.38%	11,941,578	134,655	4.47%
Other earning assets	231,456			230,140
Noninterest-earning assets	1,287,605			1,288,056
Total assets	$13,750,840			$13,459,774
LIABILITIES AND SHAREHOLDERS’ EQUITY
Money market accounts (3)	$2,649,404	$2,277	0.34%	$2,589,390	$2,840	0.44%
Interest-bearing demand (3)	1,065,531	446	0.17%	1,049,833	438	0.17%
Savings accounts (3)	888,895	47	0.02%	893,395	49	0.02%
Interest-bearing public funds, other than certificates of deposit (3)	616,938	2,413	1.55%	602,674	2,879	1.90%
Certificates of deposit	390,082	626	0.64%	381,879	657	0.68%
Total interest-bearing deposits	5,610,850	5,809	0.41%	5,517,171	6,863	0.49%
FHLB advances	379,975	1,899	1.98%	400,956	2,569	2.54%
Subordinated debentures	35,299	467	5.25%	35,346	468	5.25%
Other borrowings and interest-bearing liabilities	32,195	117	1.44%	35,569	183	2.04%
Total interest-bearing liabilities	6,058,319	8,292	0.54%	5,989,042	10,083	0.67%
Noninterest-bearing deposits	5,348,584			5,151,596
Other noninterest-bearing liabilities	173,058			166,220
Shareholders’ equity	2,170,879			2,152,916
Total liabilities & shareholders’ equity	$13,750,840			$13,459,774
Net interest income (tax equivalent)		$126,852			$124,572
Net interest margin (tax equivalent)			4.11%			4.14%
__________

(1)
Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $2.1 million and $2.0 million for the three months ended December 31, 2019 and September 30, 2019, respectively. The incremental accretion on acquired loans was $2.3 million and $2.1 million for the three months ended December 31, 2019 and September 30, 2019, respectively.

(2)
Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $1.4 million and $1.4 million for the three months ended December 31, 2019 and September 30, 2019, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $665 thousand and $679 thousand for the three months ended December 31, 2019 and September 30, 2019, respectively.

(3)
Beginning July 2019, interest-bearing public funds, other than certificates of deposit, are presented separately in this table. Prior period amounts have been reclassified to conform to current period presentation.

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Twelve Months Ended			Twelve Months Ended
	December 31, 2019			December 31, 2018
	Average Balances	Interest Earned / Paid	Average Rate (3)	Average Balances	Interest Earned / Paid	Average Rate (3)
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$8,612,478	$453,552	5.27%	$8,409,373	$432,781	5.15%
Taxable securities	2,703,423	69,864	2.58%	2,275,892	55,969	2.46%
Tax exempt securities (2)	463,689	13,589	2.93%	514,808	15,445	3.00%
Interest-earning deposits with banks	58,043	1,312	2.26%	41,248	702	1.70%
Total interest-earning assets	11,837,633	$538,317	4.55%	11,241,321	$504,897	4.49%
Other earning assets	231,731			224,595
Noninterest-earning assets	1,271,660			1,259,170
Total assets	$13,341,024			$12,725,086
LIABILITIES AND SHAREHOLDERS’ EQUITY
Money market accounts (4)	$2,591,303	$10,598	0.41%	$2,695,585	$6,216	0.23%
Interest-bearing demand (4)	1,064,145	1,676	0.16%	1,089,548	1,543	0.14%
Savings accounts (4)	892,518	183	0.02%	884,770	138	0.02%
Interest-bearing public funds, other than certificates of deposit (4)	440,359	7,244	1.65%	244,943	2,002	0.82%
Certificates of deposit	395,421	2,445	0.62%	452,756	2,206	0.49%
Total interest-bearing deposits	5,383,746	22,146	0.41%	5,367,602	12,105	0.23%
FHLB advances	470,082	11,861	2.52%	166,577	3,750	2.25%
Subordinated debentures	35,368	1,871	5.29%	35,553	1,871	5.26%
Other borrowings and interest-bearing liabilities	34,622	669	1.93%	45,095	504	1.12%
Total interest-bearing liabilities	5,923,818	$36,547	0.62%	5,614,827	$18,230	0.32%
Noninterest-bearing deposits	5,139,941			5,042,802
Other noninterest-bearing liabilities	160,623			98,278
Shareholders’ equity	2,116,642			1,969,179
Total liabilities & shareholders’ equity	$13,341,024			$12,725,086
Net interest income (tax equivalent)		$501,770			$486,667
Net interest margin (tax equivalent)			4.24%			4.33%
__________

(1)
Nonaccrual loans have been included in the table as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $8.4 million and $9.3 million for the twelve months ended December 31, 2019 and 2018, respectively. The incremental accretion on acquired loans was $9.1 million and $12.6 million for the twelve months ended December 31, 2019 and 2018, respectively.

(2)
Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $5.5 million and $4.6 million for the twelve months ended December 31, 2019 and 2018, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $2.9 million and $3.2 million for the twelve months ended December 31, 2019 and 2018, respectively.

(3)
Beginning January 2019, average rate was calculated using the actual number of days to be on an actual/actual basis. This change was done to provide more meaningful trend information for our net interest margin regardless of the number of days in the period. Prior periods, which were previously reported on a 30/360 basis, have been restated to conform to the current basis.

(4)
Beginning July 2019, interest-bearing public funds, other than certificates of deposit, are presented separately in this table. Prior period amounts have been reclassified to conform to current period presentation.

Non-GAAP Financial Measures
The Company considers its operating net interest margin and operating efficiency ratios to be useful measurements as they more closely reflect the ongoing operating performance of the Company. Despite the usefulness of the operating net interest margin and operating efficiency ratio to the Company, there are no standardized definitions for them and, as a result, the Company’s calculations may not be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following tables reconcile the Company’s calculation of the operating net interest margin and operating efficiency ratio:

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Operating net interest margin non-GAAP reconciliation:	(dollars in thousands)
Net interest income (tax equivalent) (1)	$126,852	$124,572	$125,917	$501,770	$486,667
Adjustments to arrive at operating net interest income (tax equivalent):
Incremental accretion income on purchased credit impaired loans	(304)	(113)	(395)	(1,284)	(1,635)
Incremental accretion income on other acquired loans	(2,012)	(1,959)	(2,218)	(7,802)	(10,921)
Premium amortization on acquired securities	1,204	1,386	1,671	6,020	7,736
Interest reversals on nonaccrual loans	209	174	417	1,671	1,564
Operating net interest income (tax equivalent) (1)	$125,949	$124,060	$125,392	$500,375	$483,411
Average interest earning assets	$12,231,779	$11,941,578	$11,458,470	$11,837,633	$11,241,321
Net interest margin (tax equivalent) (1)(2)	4.11%	4.14%	4.36%	4.24%	4.33%
Operating net interest margin (tax equivalent) (1)(2)	4.09%	4.12%	4.34%	4.23%	4.30%

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Operating efficiency ratio non-GAAP reconciliation:	(dollars in thousands)
Noninterest expense (numerator A)	$86,978	$87,076	$87,019	$345,482	$340,490
Adjustments to arrive at operating noninterest expense:
Acquisition-related expenses	—	—	(493)	—	(8,661)
Net benefit (cost) of operation of OREO and OPPO	10	113	(23)	714	(1,262)
Loss on asset disposals	—	(5)	(166)	(5)	(277)
Business and Occupation (“B&O”) taxes	(1,234)	(1,325)	(1,410)	(5,846)	(5,664)
Operating noninterest expense (numerator B)	$85,754	$85,859	$84,927	$340,345	$324,626

Net interest income (tax equivalent) (1)	$126,852	$124,572	$125,917	$501,770	$486,667
Noninterest income	21,807	28,030	20,402	97,181	88,256
Bank owned life insurance tax equivalent adjustment	439	406	390	1,673	1,597
Total revenue (tax equivalent) (denominator A)	$149,098	$153,008	$146,709	$600,624	$576,520

Operating net interest income (tax equivalent) (1)	$125,949	$124,060	$125,392	$500,375	$483,411
Adjustments to arrive at operating noninterest income (tax equivalent):
Investment securities loss (gain), net	—	—	16	(2,132)	89
Gain on asset disposals	(530)	(6,104)	(30)	(6,634)	(141)
Operating noninterest income (tax equivalent)	21,716	22,332	20,778	90,088	89,801
Total operating revenue (tax equivalent) (denominator B)	$147,665	$146,392	$146,170	$590,463	$573,212
Efficiency ratio (tax equivalent) (numerator A/denominator A)	58.34%	56.91%	59.31%	57.52%	59.06%
Operating efficiency ratio (tax equivalent) (numerator B/denominator B)	58.07%	58.65%	58.10%	57.64%	56.63%
__________
(1) Tax-exempt interest income has been adjusted to a tax equivalent basis. The amount of such adjustment was an addition to net interest income of $2.0 million, $2.1 million, and $2.0 million for the three months ended December 31, 2019, September 30, 2019, and December 31, 2018, respectively; and $8.4 million and $7.8 million for the twelve month periods ended December 31, 2019 and 2018, respectively.
(2) Beginning January 2019, net interest margin (tax equivalent) and operating net interest margin (tax equivalent) were calculated using the actual number of days and on an actual/actual basis. This change was done to provide more meaningful trend information for our net interest margin regardless of the number of days in the period. Prior periods, which were previously reported on a 30/360 basis, have been restated to conform to the current basis.

Non-GAAP Financial Measures - Continued
The Company also considers its core noninterest expense ratio to be a useful measurement as it more closely reflects the ongoing operating performance of the Company. Despite the usefulness of the core noninterest expense ratio to the Company, there is not a standardized definition for it, as a result, the Company’s calculations may not be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following table reconciles the Company’s calculation of the core noninterest expense ratio:

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Core noninterest expense ratio non-GAAP reconciliation:	(dollars in thousands)
Noninterest expense (numerator A)	$86,978	$87,076	$87,019	$345,482	$340,490
Adjustments to arrive at core noninterest expense:
Acquisition-related expenses	—	—	(493)	—	(8,661)
Core noninterest expense (numerator B)	$86,978	$87,076	$86,526	$345,482	$331,829
Average assets (denominator)	$13,750,840	$13,459,774	$12,957,754	$13,341,024	$12,725,086
Noninterest expense ratio (numerator A/denominator) (1)	2.53%	2.59%	2.69%	2.59%	2.68%
Core noninterest expense ratio (numerator B/denominator) (2)	2.53%	2.59%	2.67%	2.59%	2.61%
__________
(1) For the purpose of this ratio, interim noninterest expense has been annualized.
(2) For the purpose of this ratio, interim core noninterest expense has been annualized.

The Company considers its tangible common equity ratio and tangible book value per share ratio to be useful measurements in evaluating the capital adequacy of the Company as they provide a method to assess management’s success in utilizing our tangible capital. Despite the usefulness of these ratios to the Company, there is not a standardized definition for them, as a result, the Company’s calculation may not always be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

The following tables reconcile the Company’s calculation of the tangible common equity ratio:

	December 31,	September 30,	December 31,
	2019	2019	2018
Tangible common equity ratio and tangible book value per common share non-GAAP reconciliation:	(dollars in thousands except per share amounts)
Shareholders’ equity (numerator A)	$2,159,962	$2,161,577	$2,033,649
Adjustments to arrive at tangible common equity:
Goodwill	(765,842)	(765,842)	(765,842)
Other intangible assets, net	(35,458)	(37,908)	(45,937)
Tangible common equity (numerator B)	$1,358,662	$1,357,827	$1,221,870
Total assets (denominator A)	$14,079,524	$13,757,760	$13,095,145
Adjustments to arrive at tangible assets:
Goodwill	(765,842)	(765,842)	(765,842)
Other intangible assets, net	(35,458)	(37,908)	(45,937)
Tangible assets (denominator B)	$13,278,224	$12,954,010	$12,283,366
Shareholders’ equity to total assets (numerator A/denominator A)	15.34%	15.71%	15.53%
Tangible common shareholders’ equity to tangible assets (numerator B/denominator B)	10.23%	10.48%	9.95%
Common shares outstanding (denominator C)	72,124	72,288	73,249
Book value per common share (numerator A/denominator C)	$29.95	$29.90	$27.76
Tangible book value per common share (numerator B/denominator C)	$18.84	$18.78	$16.68

Non-GAAP Financial Measures - Continued
The Company also considers its return on average tangible common equity ratio to be a useful measurement as it evaluates the Company’s ongoing ability to generate returns for its common shareholders. By removing the impact of intangible assets and their related amortization and tax effects, the performance of the business can be evaluated, whether acquired or developed internally. Despite the usefulness of this ratio to the Company, there is not a standardized definition for it, and, as a result, the Company’s calculation may not always be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

The following tables reconcile the Company’s calculation of the return on average tangible common shareholders' equity ratio:

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Return on average tangible common equity non-GAAP reconciliation:	(dollars in thousands)
Net income (numerator A)	$46,129	$50,727	$44,748	$194,451	$172,882
Adjustments to arrive at tangible income applicable to common shareholders:
Amortization of intangibles	2,450	2,632	2,890	10,479	12,236
Tax effect on intangible amortization	(515)	(553)	(607)	(2,201)	(2,570)
Tangible income applicable to common shareholders (numerator B)	$48,064	$52,806	$47,031	202,729	$182,548
Average shareholders’ equity (denominator A)	$2,170,879	$2,152,916	$1,988,981	2,116,642	$1,969,179
Adjustments to arrive at average tangible common equity:
Average intangibles	(802,446)	(805,033)	(813,145)	(806,358)	(817,685)
Average tangible common equity (denominator B)	$1,368,433	$1,347,883	$1,175,836	$1,310,284	$1,151,494
Return on average common equity (numerator A/denominator A) (1)	8.50%	9.42%	9.00%	9.19%	8.78%
Return on average tangible common equity (numerator B/denominator B) (2)	14.05%	15.67%	16.00%	15.47%	15.85%
__________
(1) For the purpose of this ratio, interim net income has been annualized.
(2) For the purpose of this ratio, interim tangible income applicable to common shareholders has been annualized.